QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.01

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-82125 and 333-17533) of Portola Packaging, Inc., of our reports dated November 18, 2003, except for Note 19, as to which the date is December 10, 2003 relating to the financial statements and November 18, 2003 related to the financial statement schedule, which appear in this Form 10-K.

/s/ PRICEWATERHOUSECOOPERS LLP PricewaterhouseCoopers LLP Pittsburgh, Pennsylvania

December 12, 2003

QuickLinks

CONSENT OF INDEPENDENT ACCOUNTANTS